Exhibit 99.1

News Corp Amends Stockholder Rights Plan

NEW YORK, NY – June 18, 2014 – News Corp today announced that its Board of Directors has approved an amendment to the Company’s stockholder rights plan (the “Rights Plan”), which was scheduled to expire on June 28, 2014. The amendment extends the expiration date of the Rights Plan until June 18, 2015, unless redeemed earlier by the Company as provided for in the Rights Plan.

The Rights Plan allows the Board of Directors additional time to evaluate all available alternatives and preserves the Company’s ability to implement management’s strategic plan in order to maximize the long-term value of the Company for all stockholders.

The full text of the Rights Plan will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

About News Corporation

News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content to consumers throughout the world. The company comprises businesses across a range of media, including: news and information services, cable network programming in Australia, digital real estate services, book publishing, digital education, and pay-TV distribution in Australia. Headquartered in New York, the activities of News Corporation are conducted primarily in the United States, Australia, and the United Kingdom. More information is available at: www.newscorp.com.

Contacts:

Michael Florin

Investor Relations

212-416-3363

mflorin@newscorp.com

Jim Kennedy

Corporate Communications

212-416-4064

jkennedy@newscorp.com